Exhibit 99.1

First Financial Holdings, Inc. Third Quarter Results and Quarterly Dividend Payment

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President-Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005 dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC.
REPORTS THIRD QUARTER RESULTS
AND ANNOUNCES QUARTERLY DIVIDEND PAYMENT

Charleston, South Carolina (July 24, 2009) – First Financial Holdings, Inc. (“First Financial” or the “Company”) (NASDAQ GSM: FFCH), the holding company for First Federal Savings and Loan Association of Charleston (“First Federal”), today reported results for the third quarter of its fiscal year ended September 30, 2009.  Net income for the quarter ended June 30, 2009 was $34.0 million compared to $3.1 million for the quarter ended March 31, 2009 and $5.9 million for the comparative quarter ended June 30, 2008.  Basic and diluted earnings per common share available to common shareholders were $2.83 for the quarter ended June 30, 2009, compared to basic and diluted earnings per common share of $0.51 for the quarter ended June 30, 2008.  Net income and diluted earnings per share for the nine months ended June 30, 2009 totaled $30.6 million, or $2.43 per diluted share, compared to $16.3 million, or $1.40 per diluted share, for the nine months ended June 30, 2008.  Included in the results during this quarter and fiscal year to date was an after tax extraordinary gain of $28.9 million related to the difference between the purchase price and the acquisition-date fair value of the assets purchased and liabilities assumed in the Federal Deposit Insurance Corporation (“FDIC”) assisted acquisition of the former Cape Fear Bank in Wilmington, North Carolina.  Basic and diluted earnings per common share before the extraordinary gain were $0.44 for the current quarter.

President and Chief Executive Officer A. Thomas Hood commented, “We are extremely pleased with our recent acquisition of the assets and assumption of liabilities of the former Cape Fear Bank.  Many of Cape Fear’s employees continue as employees of First Federal.  We are very pleased with the staff’s ability and enthusiasm to serve present and attract new customers to the bank.   We expect to complete our systems conversion in mid-August 2009, giving our new customers additional products and services and significantly expanded convenience.”

Under our agreement with the FDIC, First Federal received deposits, cash, marketable securities, loans and real estate owned (“REO”).  The loans and REO are covered by a loss share agreement between the FDIC and First Federal.  The terms of the agreement state on losses up to $110.0 million, First Federal will assume the first $31.5 million and the FDIC will reimburse First Federal for 80 percent of the losses between $31.5 million and $110.0 million.  If losses exceed $110.0 million, the FDIC will reimburse First Federal for 95 percent of the losses.  The reimbursable losses from the FDIC are based on the book value of the relevant loans and foreclosed assets as determined by the FDIC as of the date of the acquisition, April 10, 2009.

Hood continued, “We are also very pleased with our performance this quarter, especially given the current economic conditions and regulatory environment.  We remain committed to working with our customers and communities to find the best solutions to the challenges they face during this time of economic uncertainty.  In fact, since April 1, 2009, we have hosted seven foreclosure clinics in the Charleston, Myrtle Beach, Wilmington, Bluffton, Florence and Georgetown markets.  Through these clinics, we help to provide housing solutions to homeowners in our markets through our partnership with several nonprofit agencies.  These clinics are open to all homeowners in danger of foreclosure.”

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First Financial Holdings, Inc.

July 24, 2009

Hood commented, “Our loan loss provisions were significant for the quarter ended June 30, 2009, and these higher provisions continue to strengthen our ability to navigate through this unprecedented and uncertain economic cycle.” Hood noted, “The Company recognized a provision for loan losses of $12.4 million for the quarter ended June 30, 2009 compared to $12.8 million for the quarter ended March 31, 2009, and $4.9 million   for the quarter ended June 30, 2008.  The increase in the provision during the quarter ended June 30, 2009 compared to the same quarter in 2008 is attributable to significant increases in non-accrual loans and net charge-offs, and continued uncertainties in the markets served by the Company.”  Non-accrual loans were $66.3 million at June 30, 2009 compared to $54.8 million for the linked quarter and $16.6 million for the quarter ended June 30, 2008.  The Company increased its allowance for loan losses as a percent of total loans from 199 basis points during the quarter ended March 31, 2009 to 205 basis points during the quarter ended June 30, 2009.  Problem assets, which include problem loans as well as REO, as a percentage of total assets was 2.20% at June 30, 2009 compared with 1.91% at March 31, 2009 and 0.76% at June 30, 2008.

The Company’s loan loss reserve coverage of non-performing loans was 82.0% at June 30, 2009 compared to 86.6% at March 31, 2009 and 126.3% at June 30, 2008.  Annualized net loan charge-offs as a percentage of net loans totaled 1.43% for the quarter ended June 30, 2009 compared with 1.14% for the quarter ended March 31, 2009 and 0.32% for the comparable quarter one year ago.

During the quarter ended June 30, 2009, mortgage banking income was $1.0 million compared to $2.7 million for the quarter ended March 31, 2009 and $1.8 million for the comparative quarter ended June 30, 2008.  As in the past quarters, the Company has certain economic hedging strategies in place to protect the value of our capitalized mortgage servicing asset from interest rate risk, however those strategies were not as effective as they have been in the past.

Insurance revenues for the quarter ended June 30, 2009 were $6.5 million compared to $7.0 million for the linked quarter and $7.4 million for the comparable quarter one year ago.  Commissions on insurance continue to decline as a result of general economic conditions and competitive pricing pressures.

Our net interest margin increased significantly to 4.16% for the quarter ended June 30, 2009 compared to 3.64% for the quarter ended March 31, 2009 and 3.56% for the comparative quarter ended June 30, 2008.  Hood noted, “The improvement in the net interest margin was primarily attributable to the accounting treatment of the deposits assumed and loans acquired from the former Cape Fear Bank and to lower funding costs.  Although we will likely peak in the fourth quarter, we anticipate a positive impact on the net interest margin for the next four quarters as a result of this transaction.”  Net interest income increased to $35.5 million for the quarter ended June 30, 2009, an increase of $8.5 million or 31.5% from $27.0 million for the linked quarter and an increase of $11.5 million or 48.0% from $24.0 million for the comparative quarter one year ago.  The increase was the result of the improvement in our net interest margin.  In total, average earning assets increased 13.3% to $3.4 billion for the quarter ended June 30, 2009 compared to $3.0 billion for the linked quarter and $2.7 billion, or 25.9%, for the comparative quarter ended June 30, 2008.

Non-interest income totaled $13.0 million for the third quarter of fiscal 2009, a decrease of $1.6 million from $14.6 million for the quarter ended March 31, 2009 and a decrease of $3.2 million from $16.2 million for the comparable quarter ended June 30, 2008.  This decrease, compared to one year ago, is primarily attributable to lower commissions on insurance, lower mortgage banking income and lower levels of service charges and fees on deposit accounts. The Company also recognized a credit-related other than temporary impairment (“OTTI”) loss on five collateralized debt obligations (“CDOs”) comprised of bank trust preferred securities and one private label collateralized mortgage obligation (“CMO”).  Total CDOs comprised of bank trust preferreds is $7.5 million or 1.2% of our total investment portfolio.

 Total revenues, defined as net interest income plus total other income, excluding credit-related OTTI, gains on sales of investments and gains on disposition of assets, increased to $48.1 million, for the quarter ended June 30, 2009, an increase of $7.9 million or 19.6% from $40.2 million during the comparable quarter ended June 30, 2008.

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First Financial Holdings, Inc.

July 24, 2009

Total non-interest expenses for the quarter ended June 30, 2009 totaled $28.1 million, an increase of $2.5 million or 10.1% from $25.6 million for the comparable quarter one year ago and an increase of $4.3 million, or 18.0% from $23.8 million for the linked quarter ended March 31, 2009.  Despite the January 2009 announcement of several significant cost savings initiatives, including decreases in salaries and employee benefits; non-interest expenses increased during the current quarter as a result of the Cape Fear acquisition and the increased FDIC assessment incurred by all financial institutions which hold insured deposits.  In addition, our efficiency ratio for the first nine months of fiscal 2009 improved to 59.3% from 65.1% for the comparable period in fiscal 2008.

The Company also announced today that its Board of Directors has declared a regular quarterly cash dividend of five cents ($0.05) per share.  The dividend is payable August 21, 2009, to stockholders of record as of August 7, 2009.  Hood concluded, “Our board of directors continues to carefully evaluate the level of our dividend.  Given the critical need to preserve our strong capital base through these uncertain economic times, we continue to believe a conservative approach is the most appropriate action at this time.”

On December 5, 2008, the Company issued 65,000 shares of its preferred stock to the U.S. Treasury in return for $65 million in cash pursuant to the Treasury’s Capital Purchase Program.  This program is designed to make capital available to the nation’s healthiest and strongest financial institutions.  To date, we have used this capital to mitigate foreclosures in our markets, and to expand our loan and investment portfolios.  The Company paid a dividend of $813 thousand to the U. S. Treasury for their investment during the third quarter of fiscal 2009.

As of June 30, 2009, the Company’s total assets were $3.6 billion, loans receivable totaled $2.6 billion and deposits were $2.3 billion.  Total stockholders’ equity was $293 million and book value per common share totaled $19.49 at June 30, 2009.  First Federal’s capital ratio (i.e., equity divided by assets) was 7.3% at June 30, 2009, compared to 7.1% and 7.2% at March 31, 2009 and June 30, 2008, respectively.  Tangible equity to assets was 7.3% at June 30, 2009, compared to 7.1% and 7.2% at March 31, 2009 and June 30, 2008, respectively. First Financial’s tangible common equity ratio (i.e., tangible equity divided by assets) was 5.4% at June 30, 2009, compared to 4.8% and 5.1% at March 31, 2009 and June 30, 2008, respectively. As of June 30, 2009, First Federal remained categorized as “well capitalized” under regulatory standards.

The Company is the holding company for First Federal Savings and Loan Association of Charleston, which operates 64 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and in Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking and trust services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

NOTE:  A. Thomas Hood, President and CEO of the Company, and R. Wayne Hall, Executive Vice President and CFO, will discuss these results in a conference call at 2:00 PM (EDT), July 24, 2009.  The call can be accessed via a webcast available on First Financial’s website at www.firstfinancialholdings.com.

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First Financial Holdings, Inc.

July 24, 2009

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties.  Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain.  The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina, interest rates, the North and South Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level of and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators,  our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2008.  Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Such forward-looking statements may include projections.  Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company.  In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company.  Accordingly, actual results may be materially higher or lower than those projected.  The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.  The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our website at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.

First Financial Holdings, Inc.

July 24, 2009

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Condensed Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Nine Months Ended
	06/30/09	06/30/08	03/31/09	06/30/09	06/30/08
Statements of Income
Interest income	$51,266	$43,219	$43,731	$138,981	$131,375
Interest expense	15,727	19,209	16,770	51,350	64,165
Net interest income	35,539	24,010	26,961	87,631	67,210
Provision for loan losses	(12,367)	(4,907)	(12,765)	(45,602)	(11,721)
Net interest income after provision	23,172	19,103	14,196	42,029	55,489
Other income
Net gain on sale of investments and
mortgage-backed securities	-	4	-	-	750
Brokerage fees	383	665	632	1,496	2,251
Commissions on insurance	6,121	7,126	6,656	17,719	17,695
Other agency income	414	294	310	1,028	783
Impairment on investment securities	(377)	-	(857)	(3,379)	-
Service charges and fees on deposit accounts	5,688	5,911	5,280	16,636	17,769
Mortgage banking income	986	1,826	2,652	5,398	6,635
Gains on disposition of assets	37	43	36	125	139
Other	(280)	375	(69)	(152)	1,810
Total other income	12,972	16,244	14,640	38,871	47,832
Other expenses
Salaries and employee benefits	15,640	16,603	13,637	46,439	50,574
Occupancy costs	2,215	2,037	2,129	6,489	6,091
Marketing	479	684	422	1,551	1,949
Furniture and equipment expense	2,202	1,438	1,572	5,269	4,239
Other	7,611	4,810	6,085	18,841	13,568
Total other expenses	28,147	25,572	23,844	78,587	76,421
Income before income taxes and extraordinary items	7,997	9,775	4,991	2,313	26,900
Provision for income taxes	2,842	3,873	1,872	584	10,571
Income before extraordinary items	5,155	5,902	3,119	1,729	16,329
Extraordinary items
Gain on acquisition, less income tax of $18,833	28,857	-	-	28,857	-
Net income	34,012	5,902	3,119	30,586	16,329
Preferred stock dividend	813	-	813	1,851	-
Accretion on preferred stock discount	132	-	130	297	-
Net income available to common shareholders	33,067	5,902	2,176	28,438	16,329
Earnings per share before extraordinary items:
Basic	0.44	0.51	0.27	0.15	1.40
Diluted	0.44	0.51	0.27	0.15	1.40
Earnings per share net income:
Basic	2.91	0.51	0.27	2.61	1.40
Diluted	2.91	0.51	0.27	2.61	1.40
Earnings per share available to common shareholders:
Basic	2.83	0.51	0.19	2.43	1.40
Diluted	2.83	0.51	0.19	2.43	1.40

Average shares outstanding	11,699	11,668	11,699	11,697	11,658
Average diluted shares outstanding	11,699	11,679	11,699	11,697	11,694

Ratios:
Return on average equity (1)	7.16%	12.60%	5.26%	0.94%	11.65%
Return on average assets (1)	0.57%	0.81%	0.40%	0.07%	0.77%
Net interest margin	4.16%	3.56%	3.64%	3.81%	3.39%
Total other expense / average assets	3.12%	3.54%	3.06%	3.17%	3.59%
Efficiency ratio (2)	56.42%	63.47%	54.67%	59.32%	65.06%
Net charge-offs / average loans, annualized	1.43%	0.32%	1.14%	1.02%	0.37%

(1)	Calculated using income before extraordinary items.
(2)	Excludes from income: gains / (losses) on sales of securities, net real estate operations, gains on disposition of assets, realized impairment on investments, VISA litigation, and extraordinary items.

Please Note: Certain prior period amounts have been reclassified to conform to current period presentation.

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First Financial Holdings, Inc.

July 24, 2009

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Condensed Consolidated Financial Highlights
(in thousands, except share data)

	06/30/09	06/30/08	03/31/09

Statements of Financial Condition
Assets
Cash and cash equivalents	$92,097	$72,735	$66,007
Investments	85,024	61,760	52,548
Mortgage-backed securities	522,355	353,257	538,402
Loans receivable, net	2,609,498	2,263,965	2,333,846
Loan held for sale	63,311	4,519	48,319
Office properties, net	81,136	77,732	81,751
Real estate owned	12,927	5,442	6,312
Intangible assets	35,779	40,401	35,968
Mortgage servicing rights	10,703	12,754	8,221
FDIC indemnification receivable, net	61,541	-	-
Other assets	32,695	31,462	35,165
Total Assets	3,607,066	2,924,027	3,206,539
Liabilities
Deposits	2,341,055	1,865,261	1,995,057
Advances from FHLB	492,880	747,000	609,000
Other borrowings	420,204	69,204	310,204
Other liabilities	59,898	54,584	38,043
Total Liabilities	3,314,037	2,736,049	2,952,304
Stockholders’ equity
Stockholders’ equity	394,211	298,835	361,559
Treasury stock	(103,563)	(103,274)	(103,563)
Accumulated other comprehensive loss	2,381	(7,583)	(3,761)
Total stockholders’ equity	293,029	187,978	254,235
Total liabilities and stockholders’ equity	3,607,066	2,924,027	3,206,539
Stockholders’ equity/assets	8.12%	6.43%	7.93%

Common shares outstanding	11,699	11,674	11,699
Book value per share	$19.49	$16.10	$16.18

	06/30/09	06/30/08	03/31/09
Credit quality-quarterly results
Total reserves for loan losses	$54,499	$21,023	$47,490
Loan loss reserves / loans	2.05%	0.92%	1.99%
Reserves/non-performing loans	53.88%	126.34%	86.57%
Provision for losses	$12,367	$4,907	$12,765
Net loan charge-offs	$9,490	$1,785	$6,803

Problem assets
Non-accrual loans	$66,300	$16,562	$54,769
Accruing loans 90 days or more past due	153	79	86
REO through foreclosure	12,927	5,442	6,312
Total	$79,380	$22,083	$61,167
As a percent of total assets	2.20%	0.76%	1.91%

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First Financial Holdings, Inc.

July 24, 2009

First Financial Holdings, Inc.
As of the Quarter Ended (Unaudited)
(dollars in thousands)

BALANCE SHEET	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07
Assets
Cash and investments	$177,121	$118,555	$119,919	$123,918	$134,495	$142,364	$137,847	$132,963	$151,474
Loans receivable, net	2,609,498	2,333,846	2,334,254	2,324,537	2,263,965	2,128,027	2,184,611	2,134,458	2,113,663
Loans held for sale	63,311	48,319	11,804	8,731	4,519	14,031	10,361	6,311	8,565
Mortgage-backed securities	522,355	538,402	403,797	351,110	353,257	370,848	345,397	297,011	264,655
Office properties and equip.	81,136	81,751	82,322	78,738	77,673	76,708	74,791	74,303	66,140
Real estate owned	12,927	6,312	5,346	4,286	5,442	4,310	2,748	1,513	1,560
FDIC indemnification, net	61,541	-	-	-	-	-	-	-	-
Other assets	79,177	79,354	79,851	82,674	84,677	62,216	61,952	64,811	64,877
Total assets	$3,607,066	$3,206,539	$3,037,293	$2,973,994	$2,924,028	$2,798,504	$2,817,707	$2,711,370	$2,670,934
Liabilities
Deposits	$2,341,055	$1,995,057	$1,926,624	$1,851,102	$1,865,261	$1,875,099	$1,806,585	$1,854,051	$1,885,677
Advances-FHLB	492,880	609,000	746,000	818,000	747,000	719,000	708,000	554,000	435,000
Other borrowed money	420,204	310,204	125,204	75,205	69,204	52,204	52,206	52,207	97,258
Other liabilities	59,898	38,043	19,387	46,209	54,585	55,575	63,620	65,397	64,240
Total liabilities	3,314,037	2,952,304	2,817,215	2,790,516	2,736,050	2,701,878	2,630,411	2,525,655	2,482,175
Total stockholders' equity	293,029	254,235	220,078	183,478	187,978	186,626	187,296	185,715	188,759
Total liabilities and stockholders' equity	$3,607,066	$3,206,539	$3,037,293	$2,973,994	$2,924,028	$2,888,504	$2,817,707	$2,711,370	$2,670,934

Total shares o/s	11,699	11,699	11,697	11,692	11,674	11,663	11,657	11,635	11,841
Book value per share	$19.49	$16.18	$13.26	$15.69	$16.10	$16.00	$16.07	$15.96	$15.94
Equity/assets	8.12%	7.93%	7.25%	6.17%	6.43%	6.46%	6.65%	6.85%	7.07%

AVERAGE BALANCES
Total assets	$3,613,406	$3,121,916	$3,005,644	$2,949,011	$2,906,266	$2,853,106	$2,764,539	$2,691,152	$2,681,144
Earning assets	3,427,813	3,004,582	2,867,614	2,763,247	2,714,252	2,655,387	2,584,426	2,476,732	2,477,751
Loans	2,661,990	2,418,595	2,368,767	2,314,352	2,269,463	2,227,139	2,189,044	2,142,475	2,131,985
Costing liabilities	3,232,640	2,950,628	2,807,944	2,730,439	2,671,260	2,612,019	2,523,927	2,432,008	2,444,677
Deposits	2,168,056	2,031,280	1,931,978	1,875,748	1,884,688	1,841,855	1,841,414	1,874,849	1,878,237
Equity	288,061	237,157	201,778	185,728	187,302	186,961	186,506	187,237	189,053

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First Financial Holdings, Inc.

July 24, 2009

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (Unaudited)									Fiscal Year
	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07	09/30/08	09/30/07
STATEMENT OF OPERATIONS
Total interest income	$51,266	$43,731	$43,984	$43,371	$43,229	$43,810	$44,363	$42,931	$42,540	$174,772	$168,044
Total interest expense	15,727	16,770	18,853	19,216	19,220	21,669	23,303	22,239	21,559	83,408	85,214
Net interest income	35,539	26,961	25,131	24,155	24,009	22,141	21,060	20,692	20,981	91,364	82,830
Provision for loan losses	(12,367)	(12,765)	(20,471)	(5,218)	(4,907)	(3,567)	(3,248)	(1,850)	(1,390)	(16,939)	(5,164)
Net int. inc. after provision	23,172	14,196	4,660	18,937	19,102	18,574	17,812	18,842	19,591	74,425	77,666
Other income
Gain on investment securities					4	645	100			750	266
Brokerage fees	383	632	480	672	665	906	680	665	570	2,923	2,551
Commissions on insurance	6,121	6,656	4,942	6,068	7,136	6,532	4,037	4,883	5,082	23,773	20,865
Other agency income	414	310	303	274	296	237	250	288	321	1,057	1,181
Impairment on investment securities	(377)	(857)	(2,144)	(486)
Mortgage banking income	986	2,653	1,760	818	1,828	2,961	1,849	922	1,278	7,456	4,255
Svc. chgs/fees-dep. accts	5,688	5,280	5,669	6,132	5,912	5,780	6,077	5,818	5,720	23,901	21,566
Gains (losses) on disposition of properties	37	36	52	913	43	59	36	40	115	1,052	230
Other	(280)	(69)	197	662	504	681	611	758	409	1,970	2,303
Total other income	12,972	14,641	11,259	15,053	16,388	17,801	13,640	13,374	13,495	62,882	53,217
Other expenses
Salaries & employee benefits	15,640	13,636	17,162	14,686	16,625	15,963	18,007	14,172	14,596	65,282	58,669
Occupancy costs	2,215	2,129	2,145	2,181	2,016	2,012	2,034	1,810	1,601	8,243	6,632
Marketing	479	422	650	459	685	570	694	521	751	2,408	2,261
Furniture and equipment expense	2,202	1,572	1,684	1,631	1,445	1,374	1,532	1,641	1,473	5,876	5,406
Other	7,611	6,087	4,955	4,936	4,944	4,143	4,373	4,677	4,357	18,501	17,468
Total other expenses	28,147	23,846	26,596	23,893	25,715	24,062	26,640	22,821	22,778	100,310	90,436
Income (loss) before taxes	7,997	4,991	(10,677)	10,097	9,775	12,313	4,812	9,395	10,308	36,997	40,447
Provision for income taxes	2,842	1,872	(4,130)	3,788	3,873	4,783	1,915	4,204	3,810	14,359	15,375
Income before extraordinary items	5,155	3,119	(6,547)	$6,309	$5,902	$7,530	$2,897	$5,191	$6,498	$22,638	$25,072
Extraordinary items
Gain on acquisition, less income tax of $18,833	28,857
Net Income	34,012
Preferred stock dividend	813	813	235
Accretion on preferred stock discount	132	130	42
Net Income (loss) available to common shareholders	$33,067	$2,176	$(6,824)

Note: Certain prior period amounts have been reclassified to conform to current period presentation.

Average shares o/s, basic	11,699	11,699	11,694	11,683	11,668	11,659	11,646	11,741	11,886	11,664	11,929
Average shares o/s, diluted	11,699	11,699	11,694	11,688	11,679	11,675	11,727	11,842	12,032	11,692	12,089
Earnings per share before extraordinary items -basic	$0.44	$0.27	$(0.58)	$0.54	$0.51	$0.65	$0.25	$0.44	$0.55	$1.94	$2.10
Earnings per share before extraordinary items -diluted	$0.44	$0.27	$(0.58)	$0.54	$0.51	$0.64	$0.25	$0.44	$0.54	$1.94	$2.07
Earnings per share Net Income -basic	$2.91	$0.27	$(0.58)	$0.54	$0.51	$0.65	$0.25	$0.44	$0.55	$1.94	$2.10
Earnings per share Net Income -diluted	$2.91	$0.27	$(0.58)	$0.54	$0.51	$0.64	$0.25	$0.44	$0.54	$1.94	$2.07
Earnings per share Available to common shareholders - basic	$2.83	$0.19	$(0.58)	$0.54	$0.51	$0.65	$0.25	$0.44	$0.55	$1.94	$2.10
Earnings per share Available to common shareholders - diluted	$2.83	$0.19	$(0.58)	$0.54	$0.51	$0.64	$0.25	$0.44	$0.54	$1.94	$2.07
Dividends paid per share, authorized	$0.05	$0.05	$0.255	$0.255	$0.255	$0.255	$0.255	$0.25	$0.25	$1.02	$1.00

-more-

First Financial Holdings, Inc.

July 24, 2009

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (unaudited)									Fiscal Year
	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07	09/30/08	09/30/07
OTHER RATIOS
Return on Average Assets	0.57%	0.40%	-0.87%	0.86%	0.81%	1.06%	0.42%	0.77%	0.97%	0.79%	0.94%
Return on Average Equity	7.16%	5.26%	-12.98%	13.59%	12.60%	16.11%	6.21%	11.09%	13.75%	12.16%	13.99%
Average yield on earning assets	6.00%	5.90%	6.08%	6.24%	6.40%	6.63%	6.81%	6.89%	6.88%	6.53%	6.82%
Average cost of paying liabilities	1.94%	2.29%	2.64%	2.80%	2.89%	3.34%	3.67%	3.65%	3.54%	3.17%	3.53%
Gross spread	4.06%	3.61%	3.44%	3.44%	3.51%	3.29%	3.14%	3.24%	3.34%	3.36%	3.29%
Net interest margin	4.16%	3.64%	3.48%	3.48%	3.56%	3.35%	3.23%	3.31%	3.40%	3.41%	3.36%
Operating exp./avg. assets	3.12%	3.06%	3.54%	3.24%	3.54%	3.37%	3.86%	3.48%	3.50%	3.50%	3.38%
Efficiency ratio	56.42%	54.67%	68.20%	61.36%	63.47%	61.39%	71.10%	66.77%	65.90%	64.33%	67.16%

Note: Average yields, costs and margins for prior periods adjusted to actual days

COMPOSITION OF GROSS LOAN PORTFOLIO
Mortgage Loans (1-4 Family)	$929,706	$882,511	$882,857	$886,488	$874,216	$871,774	$870,122	$896,404	$892,732
Construction Loans (1-4 Family)	56,788	56,438	67,980	70,396	73,064	75,590	76,169	50,035	49,165
Commercial Real Estate	342,349	322,663	314,516	307,903	291,712	286,316	278,948	253,621	237,907
Commercial Construction	47,445	41,490	39,380	40,827	36,791	31,142	27,274	25,614	35,505
Commercial Business Loans	196,307	93,024	95,638	89,764	90,070	85,797	83,831	82,843	84,549
Land - Residential	187,797	143,329	145,757	146,694	145,213	141,355	137,270	137,393	133,133
Land - Commercial	118,940	107,774	106,956	101,168	98,182	94,241	91,964	80,432	85,428
Home Equity Lines of Credit	394,960	356,281	344,526	325,354	301,184	284,696	273,399	267,736	266,165
Mobile Home Loans	238,549	232,515	227,698	223,476	218,312	211,657	206,909	200,967	194,112
Credit Cards	16,949	16,128	16,790	16,125	15,824	15,638	16,198	14,775	14,271
Marine	77,819	77,836	79,901	83,464	83,964	81,170	81,466	83,182	81,654
Other Consumer Loans	56,388	51,347	53,783	56,869	56,499	56,561	57,753	56,892	54,305
	2,663,997	2,381,336	2,375,782	2,348,528	2,285,031	2,235,937	2,201,303	2,149,894	2,128,926
Less:
Allowance for Loan Losses	54,499	47,490	41,528	23,990	21,066	17,910	16,692	15,436	15,263

Total	$2,609,498	$2,333,846	$2,334,254	$2,324,537	$2,263,965	$2,218,027	$2,184,611	$2,134,458	$2,113,663

Loans Held for Sale	$63,311	$48,319	$11,804	$8,731	$4,519	$14,031	$10,361	$6,311	$8,565

Note: The Composition of Gross Loans has been changed to collateral type consistent with 10Qs as filed with the SEC.

COMPOSITION OF DEPOSITS
Checking	$543,232	$500,750	$461,179	$474,301	$488,595	$483,472	$459,457	$456,045	$479,943
Passbook	145,541	137,853	126,261	129,466	133,414	130,863	127,694	133,201	140,924
Money Market	341,209	296,427	303,866	345,327	372,617	379,380	364,639	381,040	373,541
Core Deposits	1,029,982	935,030	891,306	949,094	994,626	993,715	951,790	970,286	994,408
Time Deposits	1,311,073	1,060,027	1,035,318	902,008	870,635	881,384	854,795	883,765	891,269
TOTAL DEPOSITS	$2,341,055	$1,995,057	$1,926,624	$1,851,102	$1,865,261	$1,875,099	$1,806,585	$1,854,051	$1,885,677

ASSET QUALITY
Non-accrual loans	$66,300	$54,769	$35,070	$20,557	$16,562	$12,800	$10,133	$6,087	$5,710
Loans 90 days or more past due	153	86	116	76	79	99	68	49	90
REO thru foreclosure	12,927	6,312	5,346	4,286	5,442	4,310	2,748	1,513	1,560
	$79,380	$61,167	$40,532	$24,919	$22,083	$17,209	$12,949	$7,649	$7,360
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$54,499	$47,490	$41,528	$23,990	$21,023	$17,901	$16,692	$15,428	$15,188
Loan loss reserves/ loans	2.05%	1.99%	1.74%	1.02%	0.92%	0.80%	0.76%	0.72%	0.71%
Provision for losses	12,367	12,765	20,471	5,218	4,907	3,567	3,248	1,850	1,390
Net loan charge-offs	9,490	6,803	2,933	2,251	1,785	2,358	1,983	1,610	958
Net charge-offs/average net loans	0.36%	0.28%	0.12%	0.10%	0.08%	0.11%	0.09%	0.08%	0.05%
Annualized net charge-offs/av.loans	1.43%	1.13%	0.49%	0.39%	0.32%	0.43%	0.36%	0.30%	0.18%

-more-

First Financial Holdings, Inc.

July 24, 2009

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (unaudited)
	06/30/09	03/31/09

COMPOSITION OF LOAN LOSSES (NET CHARGE OFFS)
Mortgage Loans (1-4 Family)	$232	$167
Construction Loans (1-4 Family)	2,005	1,205
Commercial Real Estate	35	119
Commercial Business Loans	946	1,130
Land	3,595	387
Home Equity Lines of Credit	1,153	1,447
Mobile Home Loans	609	654
Credit Cards	214	164
Marine Loans	383	808
Other Consumer Loans	318	722
	$9,490	$6,803

	06/30/09	03/31/09

COMPOSITION OF DELINQUENT LOANS
Mortgage Loans (1-4 Family)	$33,425	$28,412
Construction Loans (1-4 Family)	4,766	6,716
Commercial Real Estate	38,812	27,284
Commercial Business Loans	4,809	1,658
Land	14,416	6,463
Home Equity Lines of Credit	9,334	7,827
Mobile Home Loans	5,200	4,209
Credit Cards	377	382
Marine Loans	1,161	804
Other Consumer Loans	1,420	1,278
	$113,720	$85,033

	Rate
	06/30/09	03/31/09

% OF DELINQUENT LOANS TO GROSS LOAN BALANCE
Mortgage Loans (1-4 Family)	3.60%	3.21%
Construction Loans (1-4 Family)	8.39%	11.90%
Commercial Real Estate	9.96%	7.49%
Commercial Business Loans	2.45%	1.80%
Land	4.70%	2.57%
Home Equity Lines of Credit	2.36%	2.21%
Mobile Home Loans	2.18%	1.81%
Credit Cards	2.22%	2.37%
Marine Loans	1.49%	1.03%
Other Consumer Loans	2.52%	2.52%
	4.27%	3.57%